EXHIBIT 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED THEREUNDER OR EXEMPT FROM REGISTRATION.

          WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
              ELECTROSOURCE, a Delaware corporation
                         (the "Company")
                      3800-B Drossett Drive
                     Austin, TX  78744-1131

                 Issuance Date:  April 17, 1995
           Defined terms are indexed in Section 11.5.

     1.   Right to Acquire Securities.

     1.1  Price, Quantity and Term.
           (a) Grant. This Warrant certifies that for value received (including the execution and delivery of an Equipment Lease Agreement between Company and an affiliate of Holder (the "Lease")) ALLY CAPITAL MANAGEMENT, INC., a Delaware corporation, and its registered assigns (collectively, "Holder"), are entitled at any time, and from time to time, before Expiration, to purchase from Company up to 50,000 shares (the "Exercise Quantity") of Company's Common Stock, at a price of $4.00 per share (the "Exercise Price"). The term "Warrant Shares" means Common Stock and the shares of any class of securities resulting from any reclassifications of Common Stock, or from any event described in Section 4.1.
           (b) Expiration. This Warrant expires ("Expiration") 5:00 p.m., Sausalito time, on the fifth anniversary of the Issuance Date.
           (c) Cost Adjustment. Whenever the total cost of equipment financed under the Lease exceeds $1,000,000 (an "Overage"), then the Exercise Quantity will automatically increase by a number equal to the quotient of (i) the product of
(A) the amount of the Overage times (B) the Exercise Quantity, divided by (ii) $1,000,000, and further adjusted as provided in
Section 4.1.

     1.2  Right to Exercise.
           (a) Notice. Holder may exercise all or a portion hereof at any time, and from time to time, before Expiration, by delivering a written notice of exercise to Company, specifying
(i) the number of Warrant Shares to be purchased, (ii) the proposed registered holders of Warrant Shares and any Related Warrants, and (iii) a date of exercise determined by Holder (the "Exercise Date") not less than one nor more than twenty business days thereafter.
           (b) Exercise. On the Exercise Date, (i) Holder will present to Company this Warrant and a certified check or wire transfer for the aggregate Exercise Price of the Warrant Shares purchased and (ii) Company will give Holder (A) certificate(s) for the Warrant Shares issuable upon such exercise; (B) any cash and non-cash consideration, including securities, to which Holder is entitled under Section 4.1 with respect to the Warrant Shares (collectively, "Other Consideration") and, if applicable, (C) a Related Warrant representing the unexercised portion hereof.

     1.3  Right to Convert.
          (a) Notice. Holder may require Company to convert all or a portion hereof into Warrant Shares without payment by Holder of any money or other consideration (the "Conversion Right") at any time, and from time to time, before Expiration, by delivering a written notice of exercise to Company, specifying (i) the proportion to be converted (the "Converted Portion"), (ii) the proposed registered holders of Warrant Shares and any Related Warrants and (iii) a date of conversion determined by Holder (the "Conversion Date") not less than one nor more than twenty business days thereafter.
           (b) Conversion. On the Conversion Date, (i) Holder will surrender this Warrant and (ii) Company will give Holder (A) certificate(s) for that number of Warrant Shares equal to the quotient obtained by dividing (x) the Value of the Converted Portion (which equals (1) the product of the Exercised Quantity in the Converted Portion times the Fair Market Value of a Warrant Share on the Conversion Date, minus (2) the product of the Exercise Quantity in the Converted Portion times the Exercise Price) by (y) the Fair Market Value of a Warrant Share on the Conversion Date; (B) any Other Consideration and, if applicable,
(C) a Related Warrant representing the unconverted portion hereof.

      1.4 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a particular date means: (a) if traded on an exchange or quoted on the NASDAQ National Market System, then the prior trading day's closing price, (b) if conversion or exercise is on a date from the filing of, through to the effective date of, the registration statement for an underwritten public offering registered under the Securities Act, the initial public offering price (before deducting commissions, discounts or expenses) per share sold in such offering (c) if listed by the National Daily Quotation Service "Pink Sheets," then the average of the most-recently reported bid and ask prices and (d) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of Company's Directors who are not Company officers or employees (the "Outside Directors"); provided, however, that (i) Company will notify Holder of such price within ten business days; (ii) Holder will have ten business days after receipt of such notice to dispute such price by written notice to Company; and (iii) Holder will thereafter appoint an appraiser reasonably acceptable to Company to determine Fair Market Value, the costs of which Company will bear if the appraisal is 110% or more of that determined by the Outside Directors.

      1.5 Authorization. Company will at all times reserve and keep available out of its authorized but unissued capital stock, and will take all such action and obtain all such permission necessary to enable Company lawfully to issue, the full number of Warrant Shares deliverable upon exercise or conversion hereof or deliverable upon any permitted conversion of the Warrant Shares, as such number may change from time to time. Company will not create a Warrant Share with a par value higher than the then-current Exercise Price.

      2. Transfer Restricted. The following restrictions are intended to ensure compliance with the Securities Act.
          (a) Legend. Until otherwise permitted hereunder, this Warrant, each Related Warrant and each certificate or other document evidencing any of the Warrant Shares will bear a legend substantially similar to that hereupon.
          (b) Particular Transfer. Neither this Warrant nor the Warrant Shares may be transferred, and Company need not register any transfer, unless:
               (i) The transfer involves no consideration and is to an affiliate of Holder that is not an individual;
                (ii) Company receives a reasonably acceptable legal opinion stating that the contemplated transfer is exempt from registration under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder and under applicable state law. Within ten business days after it receives a proposed legal opinion, Company will either tell Holder that such opinion is unsatisfactory in its counsel's reasonable opinion (specifying in detail the supporting legal analysis) or authorize Company or Company's transfer agent to make the requested transfer; or
                (iii) Company receives from the SEC, in response to a written request reasonably acceptable to Company, a letter stating that it will take no action concerning the contemplated transfer.
           (c) Unrestricted Transfer. Section 2(b) will no longer apply once this Warrant and the Warrant Shares have been effectively registered and sold under the Securities Act or may be sold under Rule 144 thereunder, and Holder or its transferee may thereupon receive promptly from Company, at Company's expense, Related Warrants not bearing the legend hereupon.
           (d) Cooperation. Company will supply the information Holder reasonably requests to complete any forms required for exemption from the Securities Act or Blue Sky Laws for the transfer of this Warrant or the Warrant Shares.

     3. Registration Rights. Holder and holders of the Warrant Shares have the registration rights set forth in the Registration Rights Agreement (Piggy-back and S-3) of even date herewith, by and between Company and Holder. No person or entity other than Holder shall have any rights of first refusal with respect to the purchase, sale or other disposition of this Warrant or the Warrant Shares.

      4.    Adjustments.   The Exercise Price  and  the  Exercise
Quantity will be adjusted from time to time as provided herein and by law.

     4.1  Capitalization.
          (a) Subdivision or Combination. If Company subdivides or combines, by reclassification, stock split or dividend, or otherwise, the number of Warrant Shares outstanding into a greater or lesser number, simultaneously in each such case the Exercise Price and the Exercise Quantity shall both be proportionately adjusted.
           (b) Capitalization. If Company recapitalizes, or reorganizes or reclassifies its capital stock, this Warrant shall thereafter be exercisable or convertible for those shares of stock, other securities or property which a holder of the Exercise Quantity of Warrant Shares could have received thereupon, as further adjusted according to the terms hereof.
           (c)   Distributions.   If Company  declares,  pays  or
distributes any cash or property dividends on, or rights to acquire, capital stock, or evidences of its indebtedness or assets to holders of shares of its capital stock, Holder shall, without additional cost, be entitled to receive upon conversion or exercise, in addition to the Warrant Shares, the cash, property, evidences of indebtedness and rights which Holder could have received had Holder been a record holder of Warrant Shares on the record dates for any such event.
          (d)  Merger, Consolidation, or Liquidation.
                (i)   If  (A)  Company (x) consolidates  with  or
merges into another entity and is not the survivor, (y) receives notice that a purchase tender or exchange offer has been made to the holders of more than 50 percent of the outstanding Common Stock (on an as converted basis), or (z) sells or conveys substantially all of its property, and (B) in connection therewith, shares of stock, other securities, property, or cash (collectively, "Merger Consideration") are issuable or deliverable in exchange for Company's capital stock, then (C) Company will give Holder 30 days prior written notice of the consummation of such transaction and (D) Holder may thereafter acquire in lieu of the Exercise Quantity of Warrant Shares the Merger Consideration which Holder could have received had Holder then exercised this Warrant in its entirety.
                (ii)  Company will, prior to the consummation  of
any such transaction, cause any successor entity upon consolidation, merger, conveyance of substantially all of Company's assets, or voting securities exchange to assume by written instrument, in form and substance satisfactory to Holder, Company's obligations hereunder.

       4.2 Notice of Adjustment. Whenever events require adjustment to the Exercise Price or Exercise Quantity, Company will, at its expense, promptly prepare and mail to Holder a certificate of its chief financial officer calculating the adjusted Exercise Price and Exercise Quantity and fully setting forth in reasonable detail the relevant facts.

      5. Notice of Certain Events. In the event (a "Notice Event"): (a) Company authorizes the issuance to all holders of any class of its capital stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) Company authorizes the distribution to all holders of any class of its capital stock evidences of its indebtedness or assets; (c) of any capital reorganization or reclassification of the Warrant Shares or Company's Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock; (d) of any consolidation or merger to which Company is a party and for which approval of any of Company's stockholders is required, other than a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or change of the Warrant Shares or Common Stock outstanding; (e) of the conveyance or transfer of Company's properties and assets substantially as an entirety; (f) of Company's voluntary or involuntary dissolution, liquidation or winding-up; (g) of any offer to purchase all or substantially all of any class of Company's capital stock; or (h) Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to Section 4; then Company will send by certified mail to Holder, at least 30 days (or 10 days in case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating the dates as of which (x) the holders of capital stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, (y) such Notice Event is expected to become effective, and (z) it is expected that holders of Warrant Shares or Common Stock of record will be entitled to exchange or sell their Warrant Shares or Common Stock for securities or other property, if any, deliverable upon such Notice Event.

      6.    Financial Reporting.  Company will deliver to Holder:
(a) audited financial statements for each fiscal year within 90 days after such year ends; (b) unaudited financial statements for each fiscal quarter within 45 days after such quarter ends and
(c) such other reports and proxy statements as are delivered to holders of Company's capital stock at the same time of such delivery.

      7. Listing on Securities Exchanges; NASD Fees. Company will list on each national securities exchange on which any Common Stock is at any time listed, subject to official notice of issuance, and will maintain, so long as any other shares of its Common Stock will be so listed, all shares of Common Stock from time to time issuable upon the conversion of the Warrant Shares; and Company will so list on each national securities exchange, and will maintain such listing of any shares of Company's capital stock, including Warrant Shares issuable upon the exercise or conversion hereof if and so long as Company lists any shares of capital stock of the same class on such national securities exchange. Any such listing will be at Company's expense. Company shall pay all such fees and file all such applications, notices and forms required to be filed by or with any such securities exchange or the National Association of Securities Dealers such that Warrant Shares shall be deliverable on the conversion Date or Exercise Date set by Holder.

      8. Record Holder. This Warrant will be deemed to have been exercised or converted, as appropriate, and Holder will be the record holder of the Warrant Shares issued thereupon, immediately before the close of business on the Exercise Date or Conversion Date, as applicable. Company may deem and treat the registered holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Other than as set forth herein, this Warrant does not give Holder rights as a Company stockholder.

      9. Transfer and Exchange. Holder may transfer all or a portion hereof on Company's books maintained for such purpose upon properly endorsed surrender and compliance with Section 2 and 10. Company will issue and deliver Related Warrants to Holder with respect to the untransferred portion, and to transferee, who thereupon will also become a Holder, with respect to the transferred portion. Holder may exchange or subdivide this Warrant into Related Warrants for the same aggregate number of Warrant Shares, each new Related Warrant to represent the right to purchase the Exercise Quantity of Warrant Shares designated by Holder. "Related Warrant" means a new Warrant identical hereto (except for Exercise Quantity and as provided in Section 2(c)) issued to Holder or its transferee in accordance with the terms hereof.

       10. Taxes. Company will pay all taxes and other governmental charges imposed in connection with the issue or delivery of Warrant Shares, other than those on the issuance of Warrant Shares in a name other than Holder's. Company need not issue or deliver any certificate until the applicable transfer tax or other charge, if any, has been paid.

     11.  Miscellaneous.

     11.1 Fractional shares. If a fractional Warrant Share would be issuable upon exercise or conversion, Company will instead pay in cash a sum equal to the product of such fraction and a full
Warrant Share's Fair Market Value.

      11.2 Entire Agreement. This Warrant constitutes the entire agreement between the parties with respect to its subject matter and may only be modified in writing. Each provision hereof is severable from every other provision when determining legal enforceability. The terms and conditions hereof will inure to the benefit of and be binding upon the parties' respective successors and assigns, except as expressly provided otherwise herein. This Warrant has been entered into in Sausalito, California and is governed by Delaware law.

      11.3 Notices. All notices will be in writing and delivered personally, by telefacsimile confirmed by letter, or by reliable nationally-recognized overnight courier, postage paid at Company's expense, addressed, until further notice, (a) if to Holder, to 2330 Marinship Way, Sausalito, CA 94965-2853,
Attention: Vice President - Venture Investments, with a copy to Jeremy D. Weinstein, Esq., 1657 North California Blvd., Suite 201, Walnut Creek, CA 94596, (b) if to Company, to Company's Office, Attention: Corporate Secretary, or (c) if to a holder of a Related Warrant or Warrant Shares, to the most recent address of which said holder has notified Company, and are effective upon receipt.

      11.4 Waivers and Amendments. Holder's remedies hereunder, by law or otherwise, are cumulative and not exclusive. Holder's delay or omission to exercise any right or remedy does not impair or waive the same. A Waiver of one breach or default does not waive any other breach or default. Any waiver, permit, consent or approval is effective only to the extent specifically written. This Warrant may only be amended with Holder's written consent.

      11.5 Definitions. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein,"
"hereunder," and similar words refer to this Warrant in its entirety. "Or" is not necessarily exclusive. Terms used in more than one Section and not defined in Section 1.1 or the legend are defined in the indicated Sections.

     Articles                                     4.2
     Conversion Date                              1.3(a)
     Conversion Right                             1.3(a)
     Converted Portion                            1.3(a)
     Exercise Date                                1.2(a)
     Fair Market Value                            1.4
     Other Consideration                          1.2(b)
     Related Warrant                              9
     Value of the Converted Portion               1.3(b)

      IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer and issued as of the Issuance Date.

ELECTROSOURCE, INC.
("Company")


By:  /S/ James M. Rosel
Its:    Vice President

        WARRANT CONVERSION, EXERCISE AND ASSIGNMENT FORM
                   CONVERSION OR EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise [check where applicable]

      _____ the Conversion Right set forth in the within Warrant to the extent of that number of Warrant Shares (as defined in the Warrant) into which ____% of the Warrant may be converted,

     _____  the within Warrant to the extent of purchasing ______
Warrant Shares, and hereby tenders $_____ in payment of the exercise price thereof,

to occur on ____________.

                         ASSIGNMENT FORM

           FOR VALUE RECEIVED, Holder hereby sells, assigns and transfers unto ____________________ [name] of
________________________________ [address] its right to  purchase
_______ Warrant Shares and does hereby irrevocably constitute and appoint ________________________ attorney, to transfer the same on Company's books, with full power of substitution in the premises.


                  INSTRUCTIONS FOR REGISTRATION
     OF STOCK OR TRANSFER               OF RELATED WARRANT


Name ___________________________   Name _________________________
Address ________________________   Address ______________________

Signature ______________________   Signature ____________________


                       SIGNATURE OF HOLDER


Date: ___________________, 199___.

                         Signature __________________________
                         Name _______________________________
                         Addresss ___________________________

                  REGISTRATION RIGHTS AGREEMENT
                      (PIGGY-BACK AND S-3)

      This REGISTRATION RIGHTS AGREEMENT (PIGGY-BACK AND S-3) (this "Agreement") is made as of March ___, 1995, by and between ELECTROSOURCE, INC., Delaware corporation ("Company"), and ALLY CAPITAL MANAGEMENT, INC., a Delaware corporation ("Ally"), in connection with the Warrant (as defined below), and the Lease (as defined in the Warrant). In order to induce Ally to enter into the Lease and acquire the Warrant, and in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1.   Definitions.

           (a)  "Holder" means the entities or persons, including
Ally or assignee, collectively or individually, that own or have the right to acquire Registrable Securities immediately before a sale contemplated hereby.

          (b) "Register," "registered," and "registration" refer to a registration effected by filing a registration statement on a form permitting the public sale and distribution of Registrable Securities generally in compliance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities Exchange Commission (the "SEC") thereunder, and the declaration or ordering of effectiveness thereof. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Rule 144" means Rule 144 under the Act.

           (c) "Registrable Securities" means, collectively, the Warrant Shares (as defined in the Warrant) and any other shares, or equity securities, warrants, rights or any other security issued as a dividend, distribution, exchange, replacement or in conversion of, on or for Registrable Securities; but not securities that may be sold pursuant to Rule 144(k). "Registrable Securities then outstanding" includes Registrable Securities and the shares of Company's capital stock outstanding or issuable pursuant to exercisable or convertible Registrable Securities.

           (d) "Warrant" means the Warrant issued to Ally on the date hereof by Company pursuant to the Lease.

          (e) Initially capitalized terms used and not otherwise defined herein are defined in the Warrant. Headings are used for convenience only and are without legal meaning or effect. "Hereof," "herein," "hereunder," and similar words refer to this Agreement in its entirety. "Or" is not necessarily exclusive.

      2. Piggy-Back Registration. (a) Company shall promptly give Holder written notice each time it proposes a registration, for shareholders other than or including Holder, of any of its stock or other securities under the Act in connection with the underwritten public offering of such securities (except debt instruments) solely for cash (unless on Form S-8 or any similar form not including the information required by a registration statement covering the public sale of Registrable Securities). Upon Holder's written request given within twenty days after such notice, Company shall cause to be registered under the Act all of the Registrable Securities Holder so requests to be registered (a "Piggy-Back Registration").

           (b) Holder's right to Piggy-Back Registration is conditioned on its participation in the applicable underwriting. If Holder proposes to distribute securities through such underwriting, Holder, Company and the other persons so distributing securities shall enter into and fully perform a customary underwriting agreement. The underwriter may, if it determines that market conditions so require, limit the included number of Registrable Securities. Company shall so advise Holder, and the included Registrable Securities shall be allocated among Holders in direct proportion to their respective otherwise available Registrable Securities. A Holder disapproving of the terms of such underwriting may withdraw from both the underwriting and registration by written notice to Company and the underwriter. In the event that the number of shares of Common Stock included in any registration is to be reduced pursuant to this section:

                (i) If the registration in question is one initiated by the Company in order to allow the sale of Common Stock for the account of the Company, then any reduction may be made only by the managing underwriter of such offering in the number of shares to be included in such registration and shall first affect only shares other than securities requested to be included in the registration by persons pursuant to the Business Alliance Agreement with the Electric Power Research Institute ("EPRI Holders"); and

                (ii) If the registration in question is one initiated by any person or persons that is other than the Company and is exercising demand registration rights in order to allow the sale of Common Stock for the account of such person or persons, then any reduction in the number of shares to be included in such registration may be made only by the managing underwriter of such offering and shall first affect only shares other than the share of Common Stock requested to be included by the person or persons initiating the registration by the exercise of demand registration rights and shares requested to be included in the registration by EPRI Holders; and,

                 (iii) In the event that the managing underwriter of such offering requires that the number of shares to be included in such registration be further reduced, such reduction shall be applied pro rata among all other parties having registration rights in proportion to the number of shares requested to be registered by each such party.

Company shall not be required to include any Registrable Securities in any registration to the extent that the inclusion thereof would result in the managing underwriter of such offering requiring (x) a reduction in the total number of shares included in the registration by the person or persons (including the Company) initiating the registration in question or (y) a reduction in the per share price of the offering; provided, however, that (z) this sentence shall only apply (a) if the managing underwriter of such offering is (i) a nationally recognized underwriter, (ii) without a record of material disciplinary proceedings, (iii) traditionally in the business of making "firm commitment" underwritten public offerings and (iv) before or after repeal of the Glass-Steagel Act, free of material conflict of interest, and (b) such reduction is made in good faith pursuant to a letter from such managing underwriter to Ally setting forth the reasons for such reduction being essential to the success of such offering. The Company may, in its sole discretion and without the consent of Holder, withdraw such registration statement and abandon the proposed offering in which Holder had requested to participate.

           (c) So long as all other persons with registration rights with respect to Company's securities, whether or not pursuant hereto, enter into similar agreements, Holder shall not, to the extent requested in writing by Company and the underwriter of such registration, sell or otherwise transfer or dispose of any Common Stock by public sale for 90 days after the effective date of the registration statement; provided, however, that the foregoing shall not interfere with or limit Holder's exercise of the Conversion Right (as that term is defined in the Warrant) and the free and immediate transferability of the proceeds to Holder thereupon. Company may enforce the foregoing by imposing stop-transfer instructions with respect to the Registrable Securities, and the shares of securities of every other person subject to the foregoing restrictions until the end of such 90 day period.

      3. Form S-3 Registration. (a) If Company receives a written request from Holder or Holders to effect a registration on Form S-3 or successor short-form registration statement (collectively, "Form S-3") and any related blue sky or other qualification or compliance with respect to at least 33% of all or a part of the Registrable Securities initially owned by Ally, then Company will, as soon as practicable, effect such registration and all such qualifications and compliances so requested and as would permit or facilitate the sale and distribution of all or such portion of Holder's Registrable Securities as are specified in such request (a "Form S-3 Registration").

           (b) Company need not effect any Form S-3 Registration if it is not qualified as a registrant entitled to use Form S-3. Additionally, if Company gives Holder a certificate signed by Company's President stating that, in the good faith judgment of Company's Board of Directors, a Form S-3 Registration would be seriously detrimental to Company and its shareholders at that time, then Company may defer filing the same for one period of up to 120 days after receipt of Holder's request; provided, however, that Company shall not use this right more than once in any twelve-month period.

      4.   Company's Obligations.  Whenever required hereunder to
register   any   Registrable  Securities,   Company   shall,   as
expeditiously as reasonably possible:

           (a) Prepare and file with the SEC the specified registration statement with respect thereto and use its best reasonable efforts to cause that registration statement to become effective, and, upon Holder's request, stay effective for up to 120 days.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and related prospectus as may be necessary to comply with the Act with respect to the disposition of all securities covered thereby.

            (c)    Give  Holder  such  prospectus,  including   a
preliminary prospectus, conforming with the Act, and such other documents as Holder may reasonably request to facilitate the disposition of Registrable Securities.

           (d) Use it s best efforts to register and qualify the securities covered by a registration statement under such securities or blue sky laws of the jurisdictions it will file in with regard to the Piggy-Back Registration, or if an S-3 Registration, in such reasonable number of jurisdictions as Holder shall reasonably request, provided that Company need not qualify to do business or file a general consent to service of process in such jurisdiction. If any such jurisdiction requires that selling shareholders bear the expenses incurred qualifying the securities therein, then Holder shall pay such expenses to the extent so required.

           (e) Furnish, at its expense, on Holder's request, on the day Registrable Securities are delivered to the underwriter for sale in connection with a registration, if such securities are being sold through an underwriter, or otherwise on the day the registration statement with respect to such securities becomes effective, an opinion of counsel and a letter from independent certified public accountants, both in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

      5. Furnish Information. Holder must furnish Company such information regarding Registrable Securities and their ownership and planned disposition as shall be required to effect the registration and as Company shall request in writing.

      6. Expenses of Registration. Company shall pay all expenses relating to, connected with, or arising from any and all Piggy-Back or Form S-3 Registrations, including, without limitation, all printers', accounting, accountants' and attorneys' (including Holder's reasonable attorneys') fees and costs, but excluding underwriting discounts and commissions relating to Registrable Securities.

      7. Indemnification. If any Registrable Securities are included in a registration statement hereunder, then to the extent permitted by law:

           (a) Company will indemnify and hold harmless Holder and its officers, directors, partners, underwriters (within the meaning of the Act, hereafter "Underwriter") and each person, if any, who controls a Holder or Underwriter against any and every loss, claim, damage, liability (joint or several) or action to which such indemnitee may become subject under the Act, the Exchange Act or other federal or state law, insofar as the same arise out of or are based on any of the following (as "Violation"): (i) an alleged untrue statement of material fact contained in such registration statement, any preliminary or final prospectus contained therein or any amendments or supplements thereto; (ii) an alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) an alleged violation by Company of the Act, The Exchange Act, any state securities law, or any rule or regulation promulgated thereunder.

           (b) Holder will indemnify and hold harmless Company, each of its officers and directors who has signed the registration statement, each person, if any, who controls Company within the meaning of the Act, any Underwriter for Company or a Holder or any person who controls such Underwriter, against any and every loss, claim, damage, or liability (join or several) or action to which such indemnitee may become subject, under the Act, the Exchange Act or other federal or state law, insofar as the same arise out of or are based on any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to Company by such Holder expressly for use in connection with such registration. Notwithstanding the foregoing, no Holder shall be required to indemnify any person to the extent that such loss, claim, damage, liability or action is in connection with information supplied by such Holder which was subsequently corrected in a final prospectus required to be delivered under the Act.

           (c) Promptly after receipt by an indemnitee of notice of the commencement of any claim or action, including any governmental action, such indemnitee will, if a claim in respect thereof is to be made against any indemnitor, notify the indemnitor in writing of such commencement, and the indemnitor may participate therein, and, to the extent the indemnitor so desires, jointly with any other indemnitors similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnitee may retain its own counsel, with its fees and expenses paid by the indemnitor, if representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential materially differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure to notify an indemnitor within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnitor of any liability to the indemnitor specifically arising under this Section. The indemnitor shall reimburse its respective indemitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity shall not apply to amounts paid in settlement thereof without the indemnitor's consent, which shall not be unreasonably withheld.

      8. Reports Under the Exchange Act. Company, to make available to Holder the benefits of Rule 144 and any other SEC rule or regulation permitting the Holder to sell Company's securities to the public without registration, covenants and agrees to:

           (a) Make and keep available public information, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by Company;

           (b) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of Company under the Act, pursuant to any undertaking of Company concomitant with the effectiveness of a registration statement thereunder, and under the Exchange Act; and

           (c) Furnish to Holder so long as it owns any Registrable Securities, forthwith upon request (i) a written statement of compliance with the reporting requirements of Rule 144, the Act and the Exchange Act as applicable; (ii) a copy of Company's most recent annual or quarterly report and such other reports and documents Company files or furnishes to its shareholders; and (iii) such other information as may be reasonably requested in availing Holder of any SEC rule or regulation permitting the sale of any such securities without registration.

      9. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Company, Holder, and the persons described in Section 7. The rights to cause Company to register Registrable Securities pursuant hereto may be assigned to a transferee or assignee of all or 25% or more of the warrant shares initially covered a portion of the Warrant or the Registrable Securities, and for all purposes hereunder Company consents to such transferee or assignee becoming a party hereto entitled to the benefits and subject to the obligations of a Holder hereunder.

      10. Remedies. Holder may exercise all rights granted by law and equity, including recovery of damages and specific performance. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it hereof and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      11. Entire Agreement. This Agreement may be executed in counterparts, each of which when taken together shall constitute one and the same original agreement. This Agreement is the complete expression of the agreement of the parties with respect to its subject matter and supersedes all prior agreements and understandings with respect thereto. Except as otherwise provided herein, the provisions hereof may not be amended, modified or supplemented without the written consent of Company and the Holders of a majority of the Registrable Securities then outstanding. Each provision hereof shall be severable from every other provision when determining its legal enforceability.

       12.    Notices.   All  notices  and  other  communications
hereunder shall be in writing and delivered in accordance with the Notices Section of the Warrant and shall be effective upon receipt.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ELECTROSOURCE, INC.                ALLY CAPITAL MANAGEMENT, INC.
a Delaware corporation                  a Delaware corporation
("Company")                             ("Ally")


By:     /S/James M. Rosel          By:__________________________
   James M. Rosel

Its: Vice President                Its:_________________________